EXHIBIT 99.2
Global News, The American Road, P.O. Box 1899, Dearborn, MI  48121-1899
Telephone: 313-322-9600; Fax:  313-845-0570
E-Mail: jcain1@ford.com; Internet: http://media.ford.com

Contact:  Media Inquiries          Securities Analysts     Shareholder Inquiries
          Jim Cain                 Mike Holland            (800) 555-5259 or
          313-322-3428             313-323-8221            (313) 845-8540


FORD EARNS $6.6 BILLION BEFORE CHARGES IN 1998, UP 10 PERCENT
Momentum Continues with 11th Consecutive Quarter of Improved Operating Earnings

DEARBORN, January 21, 1999 -- Ford Motor Company [NYSE: F] earned $5,939 million in 1998, or $4.72 per diluted common and Class B share, excluding earnings from The Associates [NYSE: AFS] and the gain that resulted from Ford's spin-off of that company. Excluding these and other one-time factors, Ford's operating earnings were $6,570 million, up $582 million, or 10 percent on a comparable basis; earnings per share were $5.30 per share, up $0.44 per share.

"The transformation of Ford continued to gain momentum in 1998," said Jacques Nasser, president and chief executive officer. "Our quality is the best it has ever been, we improved our operating efficiency and our products continue to be well received by customers. As a result, we were able to achieve our eleventh consecutive quarter of improved operating earnings.

"We delivered a total return to investors of 89 percent, which placed the performance of Ford stock in the top quartile of S&P 500 companies for the second year in a row," Nasser added. "Maintaining this level of performance for shareholders over time is one of our financial milestones. To continue to deliver, we know we must increase our consumer focus, strengthen our brands, provide the best total value to consumers, develop leaders at all levels of the company and be responsible in corporate citizenship."

Ford's 1998 operating earnings of $6,570 million exclude previously announced one-time charges for employee separation programs and asset write-downs totaling $631 million ($0.51 per share), earnings from The Associates of $177 million ($0.14 per share), the one-time gain resulting from The Associates spin-off of $15,955 million ($12.90 per share) and a one-time earnings per share reduction ($0.07) for the premium paid to repurchase Ford's Series B preferred stock.

Ford's reported 1997 earnings were $6,920 million ($5.62 per share). Comparable 1997 operating results were $5,988 million ($4.86 per share). This excludes Ford's share of earnings of The Associates, which were $832 million ($0.68 per share), and a net gain of $100 million ($0.08 per share) for one-time actions.

FOURTH QUARTER 1998

Ford reported earnings of $1,043 million ($0.84 per share) in the fourth quarter of 1998. Excluding one-time charges, Ford earned $1,674 million ($1.35 per share) -- Ford's eleventh consecutive quarter of year-over-year operating improvement. Net income for the fourth quarter of 1997, excluding The Associates, was $1,572 million ($1.27 per share).

AUTOMOTIVE OPERATIONS

Reported full-year 1998 earnings from automotive operations were $4,752 million. Excluding one-time charges, earnings were $5,377 million, up $494 million. Ford's reported automotive after-tax return on sales (ROS) was 4 percent in 1998. Excluding one-time charges, ROS was 4.6 percent, up 0.6 points.

For the full-year, total costs were down $2.2 billion at constant volume and mix. This exceeded Ford's full-year milestone, which was to lower total costs by $1 billion.

Reported net income from automotive operations in the fourth quarter of 1998 was $820 million. Excluding one-time charges, earnings were $1,445 million, up
$104 million. Reported ROS was 2.6 percent in the fourth quarter of 1998. Excluding one-time charges, ROS was 4.5 percent, up 0.3 points.

North America: Reported full-year 1998 automotive earnings in North America were $4,612 million. Excluding one-time charges of $363 million, earnings were $4,975 million, up $416 million. Reported full-year ROS was 5.3 percent. Ford's full-year 1998 milestone was to earn a 5 percent ROS in North America. Excluding charges, ROS was 5.8 percent, up 0.6 points.

The earnings improvement for the full year was driven by improved quality, lower costs and favorable product mix, offset partially by higher marketing costs and the fourth quarter charges.

Reported fourth quarter 1998 automotive earnings in North America were $1,047 million. Excluding one-time charges, earnings were $1,410 million, up $57 million. Reported ROS in North America was 4.5 percent. Excluding charges, ROS was 6.0 percent, up 0.1 points.

"In 1998, Ford posted its best retail sales in the United States in 20 years, and all-time U.S. sales records at Ford Division and Jaguar," Nasser said. "Our outlook for 1999 is for another strong U.S. market. We expect industry volumes will range between 15 million and 15.5 million units, the sixth year in a row of industry volumes greater than 15 million units."

Europe: Reported full-year earnings for Europe in 1998 were $193 million. Excluding charges of $137 million, earnings were $330 million, up $13 million. Ford's 1998 full-year milestone was to be profitable. Ford's 1999 full-year milestone for Europe is to grow earnings.

Ford reported a loss of $74 million in the fourth quarter of 1998. Excluding charges, Ford earned $63 million, down $95 million from a year ago. The decline in fourth quarter earnings reflects lower volumes, lower export sales and launch costs for the Ford Focus, offset partially by cost reductions.

"We are determined to improve our results in Europe by continuing to lower our costs, improve our quality and grow the business with new vehicles such as the Ford Focus," said Nasser. "The Focus, which is now in production, has received numerous accolades for its styling, packaging, value and driving dynamics, and was named European Car of the Year."

South America: Reported full-year 1998 results in South America were a loss of $226 million. Excluding charges of $81 million, full-year automotive results were a loss of $145 million, down $185 million. Ford disclosed in the third quarter that it did not expect to achieve its milestone of breaking even in South America in 1998 as a result of significantly lower volumes. In Brazil, Ford's largest market in the region, industry volumes in 1998 were down about 20 percent from 1997.

In the fourth quarter of 1998, Ford reported a loss of $151 million in South America. Excluding charges, Ford lost $70 million, up $1 million from the prior year.

"Economic and market conditions in Brazil continue to be difficult," Nasser said. "For 1999, we have established a milestone of improving our operating results in South America, but we are not expecting to be profitable there."

Visteon: The earnings of Visteon Automotive Systems, Ford's automotive components enterprise, are included in the company's automotive results. In 1998, Visteon reported earnings of $712 million, up $194 million, or 37 percent, from 1997. In the fourth quarter of 1998, Visteon earned $132 million, compared with $48 million a year ago. Visteon's milestone for 1999 is to grow its earnings and obtain $2 billion in new business.

FORD CREDIT

Reported earnings in 1998 were $1,084 million, up $53 million or 5 percent, which was below the 1998 milestone of achieving 10 percent earnings growth. Excluding charges of $6 million, earnings were $1,090 million, up $59 million. The increase in full-year earnings reflects improved credit loss performance, lower taxes and higher financing volumes, offset partially by higher depreciation expense on leased vehicles.

In the fourth quarter of 1998, Ford Credit reported earnings of $234 million, up 7 percent. Excluding charges, earnings were $240 million, up $22 million or 10 percent.

"We believe Ford Credit can improve on the earnings momentum it showed in the fourth quarter and achieve its 1999 full-year milestone of 10 percent earnings growth," Nasser said.

HERTZ

The Hertz Corporation [NYSE: HRZ] reported its fifth consecutive year of record earnings and seventh consecutive year of increased earnings. Net income was $277 million in 1998, up 37 percent, compared with earnings of $202 million in 1997. Ford's share of Hertz' 1998 earnings was $224 million.

In the fourth quarter of 1998, Hertz earned a record $48 million, up 37 percent compared with earnings of $35 million in the same period a year ago. Ford's share of Hertz' fourth quarter 1998 earnings was $39 million. The Hertz
1999 full-year milestone is for the company to deliver record earnings.


                                       # # #

                                        Ford Motor Company and Subsidiaries

                                                    HIGHLIGHTS
                                                    ----------
                                                                 Fourth Quarter                           Full Year
                                                            ----------------------------          ---------------------------
                                                               1998            1997                  1998            1997
                                                            ------------    ------------          ------------   ------------
                                                                   (unaudited)
Worldwide vehicle unit sales of
 cars and trucks (in thousands)
- North America                                                 1,197           1,118                4,370           4,432
- Outside North America                                           617             673                2.453           2,515
                                                                -----           -----                -----           -----
    Total                                                       1,814           1,791                6,823           6,947
                                                                =====           =====                =====           =====

Sales and revenues (in millions)
- Automotive                                                  $32,204         $31,897             $119,083        $122,935
- Financial Services                                            5,699           8,055               25,333          30,692
                                                              -------         -------             --------        --------
    Total                                                     $37,903         $39,952             $144,416        $153,627
                                                              =======         =======             ========        ========

Net income (in millions)
- Automotive                                                  $   820         $ 1,341             $  4,752        $  4,714
- Financial Services (excl. The Associates)                       223             231                1,187           1,374
                                                              ---------       -------             --------        --------
   Subtotal                                                     1,043           1,572                5,939           6,088
- The Associates                                                    -             224                  177             832
- Gain on spin-off of The Associates                                -               -               15,955               -
                                                              -------         -------             --------        --------
    Total                                                     $ 1,043         $ 1,796             $ 22,071        $  6,920
                                                              =======         =======             ========        ========

Capital expenditures (in millions)
- Automotive                                                  $ 2,445         $ 2,389             $  8,113        $  8,142
- Financial Services                                              106             162                  504             575
                                                              -------         -------             --------        --------
    Total                                                     $ 2,551         $ 2,551             $  8,617        $  8,717
                                                              =======         =======             ========        ========

Automotive capital expenditures as a
 percentage of sales                                              7.6%            7.5%                 6.8%            6.6%

Stockholders' equity at December 31
- Total (in millions)                                         $23,409         $30,734             $ 23,409        $ 30,734
- After-tax return on Common and
   Class B stockholders' equity                                  17.8%           24.1%                25.4%           24.4%

Automotive net cash at December 31
 (in millions)
- Cash and marketable securities                              $23,805         $20,835             $ 23,805        $ 20,835
- Debt                                                          9,834           8,176                9,834           8,176
                                                              -------         -------             --------        --------
   Automotive net cash                                        $13,971         $12,659             $ 13,971        $ 12,659
                                                              =======         =======             ========        ========

After-tax return on sales
- North American Automotive                                       4.5%            5.9%                 5.3%            5.1%
- Total Automotive                                                2.6%            4.2%                 4.0%            3.9%

Shares of Common and Class B Stock
 (in millions)
- Average number outstanding                                    1,210           1,201                1,211           1,195
- Number outstanding at December 31                             1,209           1,202                1,209           1,202

Common Stock price (per share)
(adjusted to reflect The Associates
 spin-off)
- High                                                        $59-7/8         $33-9/16             $61-7/16       $33 9/16
- Low                                                          38-13/16        27 23/32             28-15/32       20 3/64

AMOUNTS PER SHARE OF COMMON AND
 CLASS B STOCK AFTER PREFERRED
 STOCK DIVIDENDS

Income assuming dilution
- Automotive                                                  $  0.66         $  1.08              $  3.76        $   3.82
- Financial Services (excl. The Associates)                      0.18            0.19                 0.96            1.12
                                                              -------         -------              -------        --------
   Subtotal                                                      0.84            1.27                 4.72            4.94
- The Associates                                                    -            0.18                 0.14            0.68
- Gain on spin-off of The Associates                                -               -                12.90               -
                                                              -------         -------              -------        --------
    Total                                                     $  0.84         $  1.45              $ 17.76        $   5.62
                                                              =======         =======              =======        ========

Cash dividends                                                $  0.46         $  0.42              $  1.72        $  1.645



                                                                      FS-1
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



                                        Ford Motor Company and Subsidiaries

                                                VEHICLE UNIT SALES
                                                ------------------

                                 For the Periods Ended December 31, 1998 and 1997
                                                  (in thousands)



                                                     Fourth Quarter                             Full Year
                                                 ------------------------              --------------------------
                                                   1998            1997                  1998              1997
                                                 --------        --------              --------          --------
                                                      (unaudited)                            (unaudited)
North America
United States
 Cars                                              428             409                 1,563             1,614
 Trucks                                            654             578                 2,425             2,402
                                                 -----           -----                 -----             -----
  Total United States                            1,082             987                 3,988             4,016

Canada                                              87              91                   279               319
Mexico                                              28              40                   103                97
                                                 -----           -----                 -----             -----

  Total North America                            1,197           1,118                 4,370             4,432

Europe
Britain                                            102             124                   498               466
Germany                                            143             137                   444               460
Italy                                               56              70                   205               248
France                                              54              41                   171               153
Spain                                               46              43                   155               155
Other                                               95              91                   377               318
                                                 -----           -----                 -----             -----

  Total Europe                                     496             506                 1,850             1,800

Other international
Brazil                                              34              49                   178               214
Australia                                           35              31                   133               132
Argentina                                           16              35                    97               147
Taiwan                                              12              17                    77                79
Japan                                                5              10                    25                40
Other                                               19              25                    93               103
                                                 -----           -----                 -----             -----

  Total other international                        121             167                   603               715
                                                 -----           -----                 -----             -----

Total worldwide vehicle unit sales               1,814           1,791                 6,823             6,947
                                                 =====           =====                 =====             =====




Vehicle unit sales are reported worldwide on a "where sold" basis and include sales of all Ford-badged units, as well as units manufactured by Ford and sold to other manufacturers.

Prior periods restated to correct reported unit sales.

                                                                      FS-2

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


                                        Ford Motor Company and Subsidiaries

                                         CONSOLIDATED STATEMENT OF INCOME
                                         --------------------------------
                                For the Years Ended December 31, 1998, 1997 and 1996
                                      (in millions, except amounts per share)

                                                                            1998           1997          1996
                                                                         ------------   -----------   -----------
AUTOMOTIVE
Sales                                                                    $119,083       $122,935      $118,023

Costs and expenses
Costs of sales                                                            104,782        108,907       108,882
Selling, administrative and other expenses                                  7,616          7,082         6,625
                                                                         --------       --------      --------
  Total costs and expenses                                                112,398        115,989       115,507

Operating income                                                            6,685          6,946         2,516

Interest income                                                             1,331          1,116           841
Interest expense                                                              829            788           695
                                                                         --------       --------      --------
  Net interest income                                                         502            328           146
Equity in net loss of affiliated companies                                    (38)           (88)           (6)
Net expense from transactions with
 Financial Services                                                          (191)          (104)          (85)
                                                                         ---------      --------      --------

Income before income taxes - Automotive                                     6,958          7,082         2,571

FINANCIAL SERVICES
Revenues                                                                   25,333         30,692        28,968

Costs and expenses
Interest expense                                                            8,036          9,712         9,704
Depreciation                                                                8,589          7,645         6,875
Operating and other expenses                                                4,618          6,621         6,217
Provision for credit and insurance losses                                   1,798          3,230         2,564
Asset write-downs and dispositions                                              -              -           121
                                                                         --------       --------      --------
  Total costs and expenses                                                 23,041         27,208        25,481
Net revenue from transactions with Automotive                                 191            104            85
Gain on spin-off of The Associates                                         15,955              -             -
Gain on sale of Common Stock of a subsidiary                                    -            269           650
                                                                         --------       --------      --------

Income before income taxes - Financial Services                            18,438          3,857         4,222
                                                                         --------       --------      --------

TOTAL COMPANY
Income before income taxes                                                 25,396         10,939         6,793
Provision for income taxes                                                  3,176          3,741         2,166
                                                                         --------       --------      --------
Income before minority interests                                           22,220          7,198         4,627
Minority interests in net income of subsidiaries                              149            278           181
                                                                         --------       --------      --------
Net income                                                               $ 22,071       $  6,920      $  4,446
                                                                         ========       ========      ========
Income attributable to Common and Class B Stock
 after preferred stock dividends                                         $ 21,964       $  6,866      $  4,381

Average number of shares of Common and Class B
 Stock outstanding                                                          1,211          1,195         1,179

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK

Basic income                                                             $  18.17       $   5.75      $   3.73

Diluted income                                                           $  17.76       $   5.62      $   3.64

Cash dividends                                                           $   1.72       $  1.645      $   1.47

                                                                      FS-3

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



                                        Ford Motor Company and Subsidiaries

                                            CONSOLIDATED BALANCE SHEET
                                            --------------------------
                                                   (in millions)

                                                                                           December 31,      December 31,
                                                                                               1998              1997
                                                                                          --------------    --------------
ASSETS
Automotive
Cash and cash equivalents                                                                   $  3,685          $  6,316
Marketable securities                                                                         20,120            14,519
                                                                                            --------          --------
   Total cash and marketable securities                                                       23,805            20,835

Receivables                                                                                    2,604             3,097
Inventories                                                                                    5,656             5,468
Deferred income taxes                                                                          3,239             3,249
Other current assets                                                                           3,405             3,782
Net current receivable from Financial Services                                                     0               416
                                                                                            --------          --------
   Total current assets                                                                       38,709            36,847

Equity in net assets of affiliated companies                                                   2,401             1,951
Net property                                                                                  37,320            34,594
Deferred income taxes                                                                          3,175             3,712
Other assets                                                                                   7,139             7,975
                                                                                            --------          --------
   Total Automotive assets                                                                    88,744            85,079

Financial Services
Cash and cash equivalents                                                                      1,151             1,618
Investments in securities                                                                        968             2,207
Net receivables and lease investments                                                        132,567           175,417
Other assets                                                                                  13,227            14,776
Net receivable from Automotive                                                                   888                 0
                                                                                            --------          --------
   Total Financial Services assets                                                           148,801           194,018
                                                                                            --------          --------

   Total assets                                                                             $237,545          $279,097
                                                                                            ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Automotive
Trade payables                                                                              $ 13,368          $ 11,997
Other payables                                                                                 2,755             2,557
Accrued liabilities                                                                           17,432            16,250
Income taxes payable                                                                           1,404             1,358
Debt payable within one year                                                                   1,121             1,129
Net current payable to Financial Services                                                         70                 0
                                                                                            --------          --------
   Total current liabilities                                                                  36,150            33,291

Long-term debt                                                                                 8,713             7,047
Other liabilities                                                                             29,626            28,899
Deferred income taxes                                                                            751             1,210
Net payable to Financial Services                                                                818                 0
                                                                                            --------          --------
   Total Automotive liabilities                                                               76,058            70,447

Financial Services
Payables                                                                                       3,555             4,539
Debt                                                                                         122,324           160,071
Deferred income taxes                                                                          5,488             4,347
Other liabilities and deferred income                                                          6,034             7,865
Net payable to Automotive                                                                          0               416
                                                                                            --------          --------
   Total Financial Services liabilities                                                      137,401           177,238

Company-obligated mandatorily redeemable preferred securities of a subsidiary
 trust holding solely junior subordinated debentures of the Company                              677               678

Stockholders' equity
Capital stock
 Preferred Stock, par value $1.00 per share (aggregate liquidation preference
  of $177 million and $637 million)                                                                *                 *
 Common Stock, par value $1.00 per share (1,151 and 1,132 million shares issued)               1,151             1,132
 Class B Stock, par value $1.00 per share (71 million shares issued)                              71                71
Capital in excess of par value of stock                                                        5,283             5,564
Accumulated other comprehensive income                                                        (1,670)           (1,228)
ESOP loan and treasury stock                                                                  (1,085)              (39)
Earnings retained for use in business                                                         19,659            25,234
                                                                                            --------          --------
   Total stockholders' equity                                                                 23,409            30,734
                                                                                            --------          --------

   Total liabilities and stockholders' equity                                               $237,545          $279,097
                                                                                            ========          ========
- - - -
*Less than $500,000



                                        Ford Motor Company and Subsidiaries

                                        CONSOLIDATED STATEMENT OF CASH FLOWS
                                        ------------------------------------

                               For the Years Ended December 31, 1998, 1997 and 1996
                                                   (in millions)

                                                      1998                          1997                          1996
                                           ----------------------------  ----------------------------  ----------------------------
                                                            Financial                     Financial                     Financial
                                            Automotive      Services      Automotive      Services      Automotive      Services
                                           --------------  ------------  -------------   ------------  -------------   ------------

Cash and cash equivalents at January 1       $ 6,316        $  1,618       $ 3,578        $   3,689      $ 5,750        $   2,690

Cash flows from operating activities           9,622          13,478        13,984           13,650        6,576           12,681

Cash flows from investing activities
 Capital expenditures                         (8,113)           (504)       (8,142)                       (8,209)            (442)
 Purchase of leased assets                      (110)              -          (332)               -         (195)               -
 Acquisitions of other companies                   0            (344)            0              (40)           0             (166)
 Acquisitions of receivables and lease
  investments                                      -         (78,863)            -         (117,895)           -         (109,087)
 Collections of receivables and lease
  investments                                      -          49,303             -           86,842            -           82,398
 Net acquisitions of daily rental vehicles         -          (1,790)            -             (958)           -           (1,759)
 Net proceeds from USL Capital asset sales         -               -             -                -            -            1,157
 Purchases of securities                        (758)         (2,102)          (43)          (3,067)          (6)          (8,020)
 Sales and maturities of securities              590           2,271            13            3,520            7            9,863
 Proceeds from sales of receivables and
  lease investments                                -           8,413                          5,197            -            2,867
 Net investing activity with
  Financial Services                             642               -           258                -          416                -
 Other                                          (468)           (463)         (285)            (569)        (586)             (45)
                                             -------        --------       -------        ---------      -------        ---------
   Net cash used in investing activities      (8,217)        (24,079)       (8,531)         (27,545)      (8,573)         (23,234)

Cash flows from financing activities
 Cash dividends                               (5,348)              -        (2,020)               -       (1,800)               -
 Issuance of Common Stock                        157               -           310                -          192                -
 Issuance of Common Stock of a subsidiary          -               -             -              453            -            1,897
 Purchase of Ford Treasury Stock                (669)              -           (15)               -            -                -
 Preferred stock - Series B repurchase,                                                                                         -
  Series A redemption                           (420)              -             -                -            -                -
 Changes in short-term debt                      497           7,475          (430)           6,210          151            3,474
 Proceeds from issuance of other debt          2,403          21,776         1,100           22,923        1,688           22,342
 Principal payments on other debt             (1,434)        (16,797)         (668)         (18,215)      (1,031)         (14,428)
 Net financing activity with Automotive            -            (642)            -             (258)           -             (416)
 Spin-off of The Associates cash                   -            (508)            -                -            -                -
 Other                                          (472)            (12)           16             (206)          37             (528)
                                             -------         --------      -------        ---------      -------        ---------
   Net cash (used in)/provided by
    financing activities                      (5,286)         11,292        (1,707)          10,907         (763)          12,341

Effect of exchange rate changes on cash          (54)            146          (119)              28          (85)            (116)
Net transactions with Automotive/
 Financial Services                            1,304          (1,304)         (889)             889          673             (673)
                                             -------        ----------     -------        ---------      -------        ---------
   Net (decrease)/increase in cash and
    cash equivalents                          (2,631)           (467)        2,738           (2,071)      (2,172)             999
                                             -------        --------       -------        ---------      -------        ---------

Cash and cash equivalents at December 31     $ 3,685        $  1,151       $ 6,316        $   1,618      $ 3,578        $   3,689
                                             =======        ========       =======        =========      =======        =========